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                                                                     EXHIBIT 8.2
LOGO



FORD CREDIT AUTO RECEIVABLES CORPORATION          The American Road
                                                  P. O. Box 6044
                                                  Dearborn, MI 48121-6044
Jerry D. Bringard
Vice President-General Counsel




                                                  July 26, 1994





Ford Credit Auto Receivables Corporation
The American Road
Dearborn, Michigan 48121

Ford Motor Credit Company
The American Road
Dearborn, Michigan 48121

Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Trade Center
New York, NY   10281

Gentlemen:

         Re:  Registration Statement No. 33-54673 on Form S-1
              relating to Ford Credit Auto Loan Master
              Trust (the "Registration Statement:")
              ------------------------------------------------

         I am Vice President - General Counsel of each of Ford Credit Auto Receivables Corporation, a Delaware corporation, as seller (the "Seller") and Ford Motor Credit Company, a Delaware corporation, as servicer (the
"Servicer"), in connection with (a) the transfer and assignment of certain wholesale loans of automotive dealers (the "Receivables") by the Seller to Chemical Bank, as trustee (the "Trustee") for a trust (the "Trust") formed pursuant to a Pooling and Servicing Agreement, dated as of December 31, 1991 (the "Agreement"), among the Seller, the Servicer and the Trustee, and the Series 1994-1 Supplement to the Agreement to be dated as of June 30, 1994 (the "Supplement"; the Agreement and the Supplement are collectively referred to as the "Pooling and Servicing Agreement"), among the Seller, the Servicer and the Trustee, in exchange for Series 1994-1 Floating Rate Auto Loan Asset Backed Certificates (the "Certificates"), each such Certificate evidencing a fractional undivided interest in the Trust and (b) the sale of the Certificates to the underwriters, pursuant to a certain underwriting agreement (the "Underwriting Agreement") between the Seller and Merrill Lynch, Pierce, Fenner
& Smith Incorporated, as representatives of the several underwriters.
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         I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America to the extent specifically referred to herein.

         I hereby (i) confirm to you that the statements set forth under the heading "Certain Tax Matters - State and Local Tax Consequences" in the Prospectus contained in the Registration Statement to which this opinion relates, to the extent that they constitute matters of law or legal conclusions with respect thereto are correct in all material respects and (ii) consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                               Very truly yours,


                               /s/ Jerry D. Bringard
                               Jerry D. Bringard



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